UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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PG&E Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 5, 2011 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2011, Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, entered into a severance agreement with John S. Keenan, Senior Vice President and Chief Operating Officer of the Utility, under which Mr. Keenan’s employment with the Utility will terminate and he will resign from his positions effective on April 30, 2011.  The Utility senior officers who previously reported to Mr. Keenan will report directly to Christopher P. Johns, President of the Utility.

Mr. Keenan may revoke the agreement within 7 days after signing the agreement.  Provided Mr. Keenan does not exercise his right to revoke the agreement, he will be entitled to receive a severance payment of $2,278, 449 (equal to his base salary plus his target annual bonus for 2011 multiplied by two, plus the prorated amount of his target annual bonus for 2011, and 18 months of paid COBRA premiums).  Because Mr. Keenan has served continuously for at least five years and is at least 55 years of age, the PG&E Corporation Long-Term Incentive Plan (“LTIP”) provides that Mr. Keenan’s LTIP awards will continue to vest as if Mr. Keenan had remained employed.  Mr. Keenan’s LTIP awards consist of 2,150 shares of restricted stock, 37,179 restricted stock units, and 48,765 performance shares that will vest and become payable, if at all, in accordance with the original terms of the awards.  In addition, 2,355 shares of phantom stock awarded to Mr. Keenan under PG&E Corporation’s Executive Stock Ownership Program will vest and be settled in an equal number of shares of PG&E Corporation common stock.

The Utility and Mr. Keenan also entered into a settlement agreement on April 5, 2011 to resolve Mr. Keenan’s claims against the Utility for certain pension and post-retirement benefits.  Under the settlement agreement, Mr. Keenan will receive an additional payment of $950,234 consisting of (1) $700,234 (the  present value of the difference between Mr. Keenan’s accrued pension benefits on April 30, 2011 and the amount of pension benefits he would have received if he had remained employed through December 31, 2012) and (2) $250,000 (the estimated cost to Mr. Keenan to replace future health care insurance for Mr. Keenan and his family that would have been available under the Utility’s post-retirement medical plan).  One sixth of the additional payment will be paid to Mr. Keenan on November 30, 2011 and the remainder will be paid in 30 equal monthly installments beginning on December 31, 2011.  In the event of Mr. Keenan’s death, his heirs will be entitled to receive any remaining payments.  Mr. Keenan agrees that he will fully cooperate with respect to any claim, litigation or judicial, arbitral or investigative proceeding initiated by any private party or by any regulator, governmental entity, or self-regulatory organization, that relates to or arises from any matter with which he was involved during his employment with the Utility or that concerns any matter of which he has information or knowledge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: April 5, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: April 5, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary